UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

BOSTON LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (617) 425-0200

Item 5.	Other Events

On June 15, 2004, the Company entered into a settlement and standstill agreement with Robert L. Gipson, Thomas O. Boucher, Jr., Ingalls & Snyder, LLC and Ingalls & Snyder Value Partners, L.P. (the “Investor Group”). Under the terms of the settlement, the Company reconstituted its Board of Directors at five members, consisting of Marc E. Lanser, Robert Langer, John T. Preston, Robert L. Gipson and Michael J. Mullen. S. David Hillson retired as Chairman of the Board and as a director and consultant of the Company. In order to facilitate the settlement, Colin B. Bier and E. Christopher Palmer also resigned from the Board as independent directors. Mr. Preston, Mr. Gipson and Mr. Mullen were elected to the Board.

Mr. Preston is President and Chief Executive Officer of Atomic Ordered Materials LLC and Senior Lecturer at the Massachusetts Institute of Technology (“MIT”). From 1992 through 1995, Mr. Preston served as Director of Technology Development at MIT. From 1986 to 1992 Mr. Preston was Director of the MIT Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston’s prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, The National Aeronautics and Space Administration and the Technology Board of Singapore. Mr. Preston holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. Mr. Preston is also a member of the Board of Directors of Clean Harbors, Inc. and is also a member of the Board of Directors of several private companies.

Mr. Gipson has been a Senior Director at Ingalls & Snyder, LLC, an investment management and brokerage firm, since 1999. Prior to that, Mr. Gipson was a Managing Director at Ingalls & Snyder, LLC. Mr. Gipson has also been a General Partner of Ingalls & Snyder Value Partners, L.P., an investment partnership, since its inception. Mr. Gipson is a graduate of Princeton University.

Mr. Mullen has been the Chief Financial Officer of JMH Capital, a private equity firm, since February 2003. From September 2000 to December 2002, Mr. Mullen was the Chief Financial Officer of Magellan Discovery Technologies, a private equity sponsored buyout firm. From March 1999 to September 2000, Mr. Mullen was the Chief Financial Officer and Director of Integration for the Analytical Instrument Strategic Business Unit of PerkinElmer Inc., a provider of scientific instruments, consumables and services. From December 1995 to March 1999, Mr. Mullen was the Controller of Thermo Optek, a publicly traded subsidiary of Thermo Electron and manufacturer of spectroscopy instrumentation for molecular and elemental analysis. Mr. Mullen received his B.B.A. from James Madison University.

The terms of the settlement also contemplate that upon the hiring of a new Chief Executive Officer, the size of the Board of Directors shall be increased to seven members and the new Chief Executive Officer and an independent director nominated by the Chief Executive Officer and reasonably acceptable to the Board shall be elected to the Board of Directors.

The settlement provides that the Company shall recommend to shareholders at the 2004 annual meeting, and that the Investor Group shall vote the shares over which it has voting power in favor of, and use good faith efforts to cause its affiliates to so vote shares over which they have voting power, for:

•	the election of Messrs. Lanser, Langer, Preston, Gipson and Mullen (and, if a Chief Executive Officer and his or her nominee have been elected to the Board, such individuals) as directors;
•	an amendment to the Company’s certificate of incorporation increasing to 80,000,000 the number of shares of its common stock authorized for issuance; and
•	an amendment to the Company’s 1998 omnibus stock option plan to increase to 6,100,000 the number of shares issuable upon exercise of options granted thereunder.

Pursuant to the settlement, the Investor Group also agreed not to seek the removal of any of the directors prior to March 31, 2005 and entered into a mutual release of claims with the Company, Mr. Hillson and Dr. Lanser. As contemplated by the settlement, the Company obtained a release of the security interest on its property securing its 10% Convertible Senior Secured Promissory Notes held by Ingalls & Snyder Value Partners, L.P. by providing an irrevocable standby letter of credit in the amount of $4,785,550 to collateralize the Notes. The Company also paid $300,000 to Ingalls & Snyder, LLC as reimbursement for certain expenses as part of the settlement.

The Company also entered into an employment agreement with Dr. Lanser providing for his continued employment with the Company and a separation agreement with Mr. Hillson regarding his retirement. Dr. Lanser’s employment agreement is effective for a term of one year, provides for a base salary of $308,000 per year plus other benefits and includes confidentiality and non-competition provisions. If the Company terminates Dr. Lanser’s employment for reasons other than cause or Dr. Lanser resigns for any reason, Dr. Lanser is entitled to receive nine months of base salary continuation, payable in accordance with the regular payroll practices of the Company.

Mr. Hillson’s separation agreement provides for a lump sum payment of $187,500, which represents the balance of consulting fees due to Mr. Hillson under his existing agreement with the Company, and a lump sum payment of $90,000 in recognition of Mr. Hillson’s contributions to the Company and loss of certain other benefits under his existing agreement with the Company. Pursuant to the terms of the separation agreement, the Company has granted new options to Mr. Hillson to purchase 200,000 shares of common stock at the price of $1.00 per share and has cancelled options previously granted to Mr. Hillson to purchase 400,000 shares of common stock at prices ranging from $3.625 per share to $7.8125 per share. The separation agreement further provides that all of Mr. Hillson’s remaining stock options are fully vested. The separation agreement requires that Mr. Hillson continue to satisfy his obligations under the non-competition, confidentiality, invention assignment and non-solicitation provisions of his existing agreement with the Company and that he release the Company from claims related to his position on the Company’s Board of Directors and his employment.

In connection with his retirement, Mr. Hillson also made a written request under the terms of his indemnity agreement with the Company that the Company create an indemnity trust for his benefit and fund the trust in the amount of $100,000. In response to the request, on June 15, 2004, the Company entered into a directors and officers indemnity trust agreement with Mr. Hillson and Boston Private Bank & Trust Company, as trustee, and funded the trust with $100,000. Mr. Hillson may, from time to time, request withdrawals of funds from the trust in the event that he becomes entitled to receive indemnification payments or advances from the Company.

The foregoing discussion of the settlement and other transactions is qualified in its entirety by reference to the agreements, copies of which are filed as exhibits to this Form 8-K and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

99.1	Press Release issued by the Company on June 16, 2004.

99.2	Settlement and Standstill Agreement dated as of June 15, 2004 by and among the Company, Robert L. Gipson, Thomas O. Boucher, Jr., Ingalls & Snyder, LLC and Ingalls & Snyder Value Partners, L.P.

99.3	Mutual Release of Claims dated as of June 15, 2004 by and among the Company, S. David Hillson, Marc E. Lanser, Robert L. Gipson, Thomas O. Boucher, Jr., Ingalls & Snyder, LLC and Ingalls & Snyder Value Partners, L.P.

99.4	Separation Agreement dated May 27, 2004 between the Company and S. David Hillson and Letter Agreement dated June 10, 2004 between the Company and S. David Hillson.

99.5	Employment Agreement dated June 10, 2004 between the Company and Marc E. Lanser.

99.6	Director and Officer Indemnity Trust Agreement dated June 15, 2004 between the Company, S. David Hillson and Boston Private Bank & Trust Company, as Trustee.

99.7	Irrevocable Standby Letter of Credit issued to Ingalls & Snyder Value Partners, L.P. on June 15, 2004 by Boston Private Bank & Trust Company.

99.8	Continuing Letter of Credit and Security Agreement dated as of June 15, 2004 between the Company and Boston Private Bank & Trust Company.

99.9	Security Agreement dated as of June 15, 2004 between the Company and Boston Private Bank & Trust Company.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES, INC.

Date: June 17, 2004	By:	/s/ JOSEPH HERNON
	Name:	Joseph Hernon
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

The following designated exhibits are incorporated by reference or filed with this report, as indicated:

99.1	Press Release issued by the Company on June 16, 2004.

99.2	Settlement and Standstill Agreement dated as of June 15, 2004 by and among the Company, Robert L. Gipson, Thomas O. Boucher, Jr., Ingalls & Snyder, LLC and Ingalls & Snyder Value Partners, L.P.

99.3	Mutual Release of Claims dated as of June 15, 2004 by and among the Company, S. David Hillson, Marc E. Lanser, Robert L. Gipson, Thomas O. Boucher, Jr., Ingalls & Snyder, LLC and Ingalls & Snyder Value Partners, L.P.

99.4	Separation Agreement dated May 27, 2004 between the Company and S. David Hillson and Letter Agreement dated June 10, 2004 between the Company and S. David Hillson.

99.5	Employment Agreement dated June 10, 2004 between the Company and Marc E. Lanser.

99.6	Director and Officer Indemnity Trust Agreement dated June 15, 2004 between the Company, S. David Hillson and Boston Private Bank & Trust Company, as Trustee.

99.7	Irrevocable Standby Letter of Credit issued to Ingalls & Snyder Value Partners, L.P. on June 15, 2004 by Boston Private Bank & Trust Company.

99.8	Continuing Letter of Credit and Security Agreement dated as of June 15, 2004 between the Company and Boston Private Bank & Trust Company.

99.9	Security Agreement dated as of June 15, 2004 between the Company and Boston Private Bank & Trust Company.